UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 30, 2005
                                                         ---------------

                           Gateway Energy Corporation
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                    0-6404                      44-0651207
 ---------------------------        ----------                -----------------
(State or other jurisdiction       (Commission               (I.R.S. Employer
      of Incorporation)            File Number)              Identification No.)

                 500 Dallas Street, Suite 2615, Houston, Texas      77002
                      -------------------------------------        --------
                     (Address of principal executive office)      (Zip Code)

       Registrant's telephone number, including area code: (713) 336-0844

                                 Not Applicable
              ------------------------------------------------------
             (Former name, former address and former fiscal year, if
                           changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

On July 27, 2005, Gateway Pipeline Company ("Gateway Pipeline"), a wholly-owned subsidiary of Gateway Energy Corporation (the "Company") entered into a Purchase Agreement with Madisonville Gas Processing, L.P. ("Buyer") whereby Gateway Pipeline sold to Buyer assets consisting of Gateway Pipeline's gathering system and acid gas disposal pipeline at the Madisonville treatment plant for an aggregate purchase price of $2,725,000 (the "Sale"). On August 30, 2005, the transaction was completed as the Buyer paid the remaining balance owed on the transaction of $2,590,000 to Gateway Pipeline. Upon the receipt of this payment, the Company paid $581,983, which was the remaining balance of its $1.5 million term note and the Company also paid $900,000, which was the remaining balance of its balloon note both related to the original debt on the Madisonville pipelines. The Company also paid the balance due of $234,237 on its subordinated notes, which matured on March 1, 2004.



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 1, 2005
                                            GATEWAY ENERGY CORPORATION
                                            (Registrant)

                                            By:  /s/  Robert Panico
                                               --------------------------------
                                                      Robert Panico
                                                      President